UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 7, 2013

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 30th Floor New York, NY 10023 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On October 7, 2013, Harbinger Group Inc., the registrant (“HGI”), Mr. Philip Falcone, HGI’s Chief Executive Officer and Chairman of the board, Fidelity & Guaranty Life Insurance Company of New York, a New York life insurance company (“FGLNY”) and Fidelity & Guaranty Life Holdings, Inc., FGLNY’s parent company (“FGLH”), delivered a commitment letter to the New York State Department of Financial Services (“DFS”) pursuant to which Mr. Falcone agreed for a period of up to seven years from the date hereof that he will not, directly or indirectly, individually or through any person or entity, exercise control, within the meaning of Insurance Law § 1501(a)(2), over FGLNY or any other New York-licensed insurer.  In connection with this commitment to DFS, neither Mr. Falcone nor any employee of Harbinger Capital Partners, LLC, a Delaware limited liability company, may (i) serve as a director or officer of Fidelity & Guaranty Life, FGLH’s parent company, and its subsidiaries (collectively “FGL”) or (ii) be involved in making investment decisions for FGL’s portfolio of assets or any funds withheld account supporting credit for reinsurance for FGL.

The commitment provides that (i) Mr. Falcone may continue to own any direct or indirect interest in HGI and serve as an officer or director of HGI and (ii) HGI may continue to own any direct or indirect interest in FGLNY and any other New York-licensed insurer.  Any other activities related solely to FGL (other than FGLNY) are not prohibited and HGI executives other than Mr. Falcone may continue to serve on FGL’s Board of Directors.

The commitment also provides that FGLH will maintain or cause to be maintained FGLNY’s Total Adjusted Capital at an amount no less than 225% of Company Action Level Risk-Based Capital (within the meaning of section 1322 of the Insurance Law) and to establish or cause FGLIC to establish a trust account for the sole use and benefit of FGLNY with cash and/or eligible securities having a fair market value of $18.5 million.

In the event of material changes or if compliance with the commitment letter proves impracticable (including in the context of merger, acquisition or similar transactions), the letter provides that application may be made to DFS to modify or withdraw the terms of such commitment.

Forward-Looking Statements:

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained herein and certain oral statements made by our representatives from time to time regarding the matters described herein, including Mr. Falcone’s involvement with HGI and its subsidiaries, are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by the registrant and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of the registrant, and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation: regulatory matters, the ability of the registrant’s subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, the registrant and its subsidiaries ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with the registrant or the registrant’s subsidiaries, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations, taxes and the risks that may affect the performance of the operating subsidiaries of the registrant and those factors listed under the caption “Risk Factors” in the registrant’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The registrant does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Vice President, Counsel and Corporate Secretary

Dated:  October 7, 2013